UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Nuance Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUANCE COMMUNICATIONS, INC.

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 22, 2004

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nuance Communications, Inc., a Delaware corporation (the “Company” or “Nuance”), will be held on July 22, 2004, at 11:30 a.m., local time, at the Company’s headquarters located at 1005 Hamilton Court, Menlo Park, California 94025, for the following purposes:

1.	To elect three (3) Class I directors to the Board of Directors for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment by the Company of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on May 28, 2004 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for inspection at our corporate headquarters located at 1005 Hamilton Court, Menlo Park, California, during ordinary business hours for the ten-day period preceding the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote by telephone or via the Internet, as instructed on the enclosed Proxy. Any stockholder attending the meeting may vote in person even if he, she or it previously returned a Proxy.

By order of the Board of Directors of Nuance Communications, Inc. /s/ Douglas Clark Neilsson

Douglas Clark Neilsson Vice President, Secretary and General Counsel

Menlo Park, California
June 25, 2004

NUANCE COMMUNICATIONS, INC.

_________________

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

_________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Nuance Communications, Inc. (the “Company” or “Nuance”) for use at its Annual Meeting of Stockholders to be held July 22, 2004, at 11:30 a.m., and at any adjournment thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters located at 1005 Hamilton Court, Menlo Park, California 94025. The Company’s telephone number at that location is (650) 847-0000.

     These proxy solicitation materials were mailed, on or about June 28, 2004, to all stockholders entitled to vote at the Meeting.

Record Date; Outstanding Shares

     Stockholders of record at the close of business on May 28, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 35,517,685 shares of the Company’s common stock, $0.001 par value, (the “Common Stock”) were issued and outstanding. The Common Stock is the only security entitling its holder to vote at the Annual Meeting.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing a written instrument revoking the proxy with the Secretary of the Company, by executing, and providing to the Secretary, a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee, confirming your beneficial ownership of the shares to be voted.

Voting Instructions and Solicitation

     If you have telephone or Internet access, you may submit your Proxy by following the “Vote by Phone” or “Vote by Internet” instructions on the enclosed Proxy. You may also vote by mail by signing, dating and returning the enclosed Proxy in the envelope provided.

     The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitor to aid in the solicitation of proxies. If it does so, the Company will reimburse such proxy solicitor for its reasonable out-of-pocket expenses incurred in performing such services. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, email, telefax or otherwise.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 annual meeting of stockholders must be received by the Company no later than March 3, 2005, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before a meeting of stockholders. For nominations or other business to be properly brought before a meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company no later than 90 and no more than 120 days in advance of such meeting. Such notice must contain specified information concerning the matters to be brought before such meeting and the stockholder proposing such matters. In the event that less than 95 days notice of the date of a meeting is given to stockholders, notice by the stockholder, in order to be timely, must be received not later than the close of business on the seventh day following the day on which such notice of the date of such meeting was mailed. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company or by viewing the Company’s SEC filings at www.sec.gov.

     The proxy holders will be allowed to use discretionary voting authority from proxies granted in connection with the 2005 annual meeting of stockholders to vote on any stockholder proposal that is raised at the 2005 annual meeting of stockholders, unless the stockholder proposal is submitted before May 17, 2005. However, even if a stockholder does comply with the foregoing notice provision, the proxy holders still may be allowed to use their discretionary authority with respect to the proposal if conditions specified in Rule 14a-4(c) under the Exchange Act are met.

     All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Nuance Communications, Inc., 1380 Willow Road, Menlo Park, California, 94025, Attn: General Counsel.

Quorum

     The required quorum for the transaction of business at the Annual Meeting is attendance at the meeting, in person or by proxy, of holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such matter. Broker non-votes (which are described below) also will be considered to be shares present at the Meeting for purposes of a quorum.

Voting

     Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held by such stockholder on that date. The effect of abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal, because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. A broker possesses discretionary authority only with respect to proposals, such as Proposal No. 2, which are considered “routine”. The votes required to approve each proposal are as follows:

     Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three (3) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

     Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public auditors for the fiscal year ending December 31, 2004, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, entitled to vote at the Annual Meeting (including abstentions). Therefore, abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted as having been voted on the proposal.

Fiscal Year End

     The Company’s fiscal year ends on December 31. The Company’s last fiscal year ended on December 31, 2003, and is referred to herein as the “Last Fiscal Year.”

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Based solely on its review of copies of Section 16 reports and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations received by the Company from such persons, the Company believes that, during the Last Fiscal Year, the Company’s executive officers and directors timely complied with all Section 16(a) reporting requirements applicable to them.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

     The Company’s Board of Directors (the “Board”) is currently comprised of eight directors, who are divided into three classes with overlapping three-year terms. A director serves in office for a three year term, and until his or her respective successor is duly elected and qualified or his or her earlier death or resignation.

Nominees for Class I Directors

     Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2007. The Board has nominated RONALD CROEN, VINTON CERF and IRWIN FEDERMAN for re-election as Class I directors. Unless otherwise instructed, the persons named in the enclosed Proxy intend to vote proxies received by them for the re-election of Messrs. Croen, Cerf and Federman. The Company is not aware of any nominee that is unable or will decline to serve as a director. However, in the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board. The term of office of each person elected as a director at the Annual Meeting will continue until the Company’s annual meeting of stockholders in 2007, and until such director’s successor has been elected and qualified.

Information Regarding Nominees and Other Directors

     The following table sets forth the name, age and current employment, as of April 30, 2004, of each nominees and each other director of the Company whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position	Director Since
Class I Directors
Ronald Croen	49	Chairman of the Board of Directors of the Company	1995
Vinton Cerf	60	Senior Vice President of Technology Strategy for MCI	1999
Irwin Federman	68	General Partner of U.S. Venture Partners	1995
Class II Directors
Curtis Carlson	58	President and CEO of SRI International	1998
Alan Herzig	70	Consultant	1994
Philip Quigley	61	Chairman and CEO (Retired), Pacific Telesis Group	2000
Class III Directors
Charles Berger	50	President and Chief Executive Officer of the Company	2003
Gary Morgenthaler	55	General Partner of Morgenthaler Ventures	1997

Nominees for Class I Directors for a Term Expiring in 2007

     Ronald Croen, a co-founder of Nuance, served as the Company’s President and Chief Executive Officer from 1994 to March 2003. He has served as one of the Company’s directors since 1995, and currently serves as Chairman of the Board. From 1993 to 1994, Mr. Croen served as a consultant to SRI International. From 1989 to 1993, he was an independent management consultant in Paris, France. Prior to that position, he served in various positions at The Ultimate Corp., including Managing Director of European Operations and Vice President and General Counsel. Mr. Croen serves as a director of Logitech Corporation, a company that designs and manufactures personal interface products. He holds a J.D. from the University of Pennsylvania Law School and a B.A. from Tufts University.

     Vinton Cerf has served as one of the Company’s directors since 1999. Dr. Cerf has served as the Senior Vice President for Technology Strategy at MCI since late 2003. Dr. Cerf served as the Senior Vice President for Internet Architecture and Technology of MCI from 1994 to late 2003. From 1986 to 1994, Dr. Cerf served as Vice President of the Corporation for National Research Initiatives, a non-profit research and development organization. Prior to that position, he held positions with MCI Digital Information Services and the U.S. Department of Defense’s Advanced Research Projects Agency. Dr. Cerf also serves as a director of Avanex Corporation, a supplier of fiber optic-based products, and several other private for-profit and non-profit organizations. He has served as Chairman of the Board of the Internet Corporation for Assigned Names and Numbers (ICANN) since November 2000. Dr. Cerf is the co-inventor of TCP/IP and the architecture of the Internet. He holds a Ph.D. and an M.S. in computer science from the University of California at Los Angeles and a B.S. from Stanford University.

     Irwin Federman has served as one of the Company's directors since 1995. Mr. Federman has been a general partner of U.S. Venture Partners, a venture capital firm, since 1990. From 1988 to 1990, he was a managing director of Dillon, Read and Company, an investment bank. From 1981 to 1988, he was President and Chief Executive Officer of Monolithic Memories, an integrated circuit company. Mr. Federman also serves as a director of CheckPoint Software Technologies, Inc., an internet security company, Centillum Communications, Inc., an integrated circuit company, SanDisk Corp., a computer memory company, and several privately held companies. He holds a B.S. from Brooklyn College.

Incumbent Class II Directors Whose Terms Expire in 2005

     Curtis Carlson has served as one of the Company's directors since 1998. Dr. Carlson has been President and Chief Executive Officer of SRI International since 1998. From 1996 to 1998, he served as Executive Vice President of Ventures and Licensing of the Sarnoff Corporation, an information technology company and one of SRI's two wholly-owned subsidiaries. Prior to that position, he served as a Technical Director at RCA Laboratories. Dr. Carlson also serves as a director of several private companies. He holds a Ph.D. and an M.S. from Rutgers University and a B.S. from Worcester Polytechnic Institute.

     Alan Herzig has served as one of the Company's directors since 1994. He presently acts as a consultant and as an independent director. He was President and Chief Executive Officer of SRI Holdings, Inc., a subsidiary of SRI International, from 1997 until December 2002. From 1994 to 1997, he served in the Office of the Chairman of SRI International. From 1987 to 1994, he served as the President and Chief Executive Officer of Robert Fleming Pacific, Inc., the U.S. investment banking arm of Robert Fleming & Co., a U.K.-based merchant bank. From 1981 to 1987, he served as a Managing Director of L.F. Rothschild Unterberg Towbin, an investment bank. Mr. Herzig also serves on the board of directors of Sarnoff Corporation, a subsidiary of SRI International, and one privately held company. He holds a B.A. from Yale University.

     Philip Quigley has served as one of the Company’s directors since 2000. From 1994 to 1997, Mr. Quigley served as Chairman and Chief Executive Officer of Pacific Telesis Group, a communications company, and Vice Chairman of SBC Communications, Inc., a telecommunications company. From 1987 to 1994, he served as the President and Chief Executive Officer of Pacific Bell, a telecommunications company. From 1986 to 1987, he served as Executive Vice President and Chief Operating Officer of PacTel Corporation, a cellular and paging company. From 1982 to 1986, he served as President and Chief Executive Officer of PacTel Corporation. Mr. Quigley serves as a director of Wells Fargo Bank & Co., SRI International and several other privately held companies. He has also served on the boards of Pacific Telesis, SBC Communications, Inc. and the United Way. He holds a B.S. from California State University, Los Angeles.

Incumbent Class III Directors Whose Terms Expire In 2006

     Charles Berger joined Nuance as President and Chief Executive Officer in March 2003. He became a director of the Company in May 2003. He has more than 25 years experience in high technology companies. Mr. Berger was President and Chief Executive Officer of Vicinity, Inc., a provider of location-based technology and solutions, from December 2001 to December 2002. He was Chairman and CEO of AdForce, LLC, a provider of centralized, outsourced ad management and delivery services, from 1997 to June 2001. He was Chairman and CEO of Radius, Inc., a developer of graphic and video products for Macintosh computers, from 1993 to 1997. Between 1977 and 1993, Mr. Berger held management and senior executive positions at a number of market-leading companies, including Sun Microsystems, Apple Computer, ROLM and Memorex. Mr. Berger serves as a director of Tier Technology, the principal business of which is to provide technology solutions to state and local governments. He holds a B.S. in Business Administration from Bucknell University, for which he currently serves as a Trustee, and an M.B.A. from Santa Clara University.

     Gary Morgenthaler has served as one of the Company's directors since 1997. Mr. Morgenthaler has been a general partner at Morgenthaler Ventures, a venture capital firm, since 1989. He also serves as Chairman of Versata, Inc., and as a director of Catena Networks, Inc., Crossbow Technology, Inc., Terawave Communications, Inc., Westwave Communications, Inc., and Yotta Networks, Inc. Mr. Morgenthaler was a co-founder and past Chairman of Illustra Information Technologies, Inc., and served as a director on Illustra's board until it was acquired by Informix in 1995. He served as Chairman of Ingres Corporation (formerly Relational Technology) until its sale in 1990, and was a founder of that company in 1980. Between 1984 and 1988, he was Chief Executive Officer of Ingres. Earlier Mr. Morgenthaler was with McKinsey & Company, Tymshare, Inc., and Stanford University's Institute for Mathematical Studies in the Social Sciences. He holds an A.B. from Harvard University.

     There are no family relationships among any of the Company’s directors or officers.

Board Composition

     The Company currently has eight directors. In accordance with the terms of Nuance’s Certificate of Incorporation, the terms of office of the members of the Board are divided into three classes: Class I, whose term will expire at the Annual Meeting; Class II, whose term will expire at the annual meeting of stockholders to be held in 2005; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2006. The Class I directors are Dr. Cerf, Mr. Croen and Mr. Federman, the Class II directors are Dr. Carlson, Mr. Herzig and Mr. Quigley and the Class III directors are Mr. Berger and Mr. Morgenthaler.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company. The Company’s directors may be removed for cause by the affirmative vote of the holders of a majority of the outstanding Common Stock.

Corporate Governance

     Meetings and Related Governance Matters

     The Board has determined that each of the directors presently serving on the Board, other than Mr. Berger, who is the Company’s President and Chief Executive Officer, and Mr. Croen, who served as the Company’s President and Chief Executive Officer through March 2003, is independent, as defined by Nasdaq Rule 4200(a)(15).

     The Board held a total of six meetings during the Last Fiscal Year. During the Last Fiscal Year, no director attended fewer than 75% of the aggregate number of meetings held by the Board or of the aggregate number of meetings of each committee of the Board upon which such director served. Certain matters approved by the Board were approved by unanimous written consent.

     The Board’s policy with respect to director attendance at each annual meeting of stockholders is that all directors are required to attend. All of the members of the Board attended the Company’s 2003 Annual Meeting of Stockholders.

     Committees and Related Governance Matters

     The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Board has determined that each member of each committee of the Board is independent, as defined by Nasdaq Rule 4200(a)(15). Each of these committees has a written charter adopted by the Board. A copy of each charter can be found on the Company’s website at www.nuance.com by clicking “Investor” and then “Corporate Governance.

     The Audit Committee consists of Messrs. Federman, Herzig and Quigley. Each member of the Audit Committee is an “audit committee financial expert”, as defined by SEC rules, is financially literate and financially sophisticated within the meaning of Nasdaq rules, and otherwise meets the Nasdaq requirements for audit committee members. The Audit Committee approves the appointment of the Company’s independent auditors, reviews the scope and results of annual audits and other accounting-related services, evaluates the Company’s internal control functions and approves the fees to be paid to the accounting firms that provide services to the Company, whether audit, audit related, tax or other services. The Audit Committee held a total of four meetings during the Last Fiscal Year.

     The Compensation Committee consists of Messrs. Quigley and Herzig. The Compensation Committee makes recommendations concerning, and reviews and approves, new equity-based compensation plans of the Company and any amendments to such plans in effect. It also approves all matters concerning executive officer compensation. The Compensation Committee held a total of five meetings during the Last Fiscal Year.

     The Corporate Governance and Nominating Committee, which was established in March 2004, consists of Messrs. Carlson and Herzig. This committee makes recommendations, and approves matters, relating to the Company’s corporate governance obligations and actions, reviews and approves, as appropriate, each of the Company’s related party transactions, and considers and approves nominations for directors of the Company, whether made by management, a stockholder of the Company or the committee itself.

     Director Candidates

     The Corporate Governance and Nominating Committee will consider candidates submitted by stockholders of the Company, as well as candidates recommended by directors and management, for nomination to the Board. To date, the Company has not received any such recommendations from stockholders. Stockholders may recommend candidates for nomination to the Board by writing to Nuance Communications, Inc., 1380 Willow Street, Menlo Park, California 94025, Attn: General Counsel. To be considered for election at next year’s Annual Meeting, submissions by stockholders must be submitted by mail and must be received by the General Counsel no later than March 3, 2005, to ensure adequate time for meaningful consideration by the committee. Each submission must include the following information.

•	the full name and address of the candidate;

•	the number of shares of Common Stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•

biographical information, including work experience during the past five years, other board positions, and educational background, such as provided under “Other Information – Executive Officers” below.

     The goal of the Corporate Governance and Nominating Committee is to assemble a board of directors that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the committee determines that an opening exists, the committee identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq rules. The committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of the Company’s stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the committee uses these and other criteria as appropriate to evaluate potential nominees, the committee has no stated minimum criteria for nominees. The committee intends to evaluate candidates recommended by stockholders and candidates recommended by directors and management in accordance with the same criteria. To date, the Company has not paid any third parties to assist it in this process.

     Stockholder Communication with the Board

     Stockholders may communicate with the Board in writing by mailing written communications to Nuance Communications, Inc., 1380 Willow Street, Menlo Park, California 94025, Attn: General Counsel. Correspondence may be addressed to the Board as a whole, or to individual directors. The General Counsel will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant. He will also retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s policy regarding accounting complaints and concerns.

     Code of Ethics/Code of Conduct

     The Company has adopted a “Code of Business Conduct and Ethics” that applies to all of the Company’s employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. This Code, which meets the requirements of NASDAQ rules, covers a variety of topics, ranging from accounting and SEC reporting matters, to conflicts of interest and use of company resources, to employment and harassment policies. This Code is posted on the Company’s website at www.nuance.com, and may be found by first highlighting “Company Info”, clicking on “Investor Relations”, and then clicking on “Corporate Governance”. The Company intends to satisfy the disclosure requirement under Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on the Company’s website, at the address and location specified above.

Director Compensation

     Non-employee directors (“Outside Directors”) receive an annual retainer fee of $15,000, paid quarterly. Board members also receive a Board meeting attendance fee and a committee meeting attendance fee of $1,000, which is paid for each Board and committee meeting attended. The Company also pays the Chairman of the Audit Committee an additional annual retainer fee of $2,500. The Company reimburses each director for the expenses the director incurs in attending any Board or committee meeting.

     Options are granted to Outside Directors under the Company’s 2000 Stock Plan (the “Stock Plan”), which was approved by the Company’s stockholders in 2000. The Company grants all Outside Directors options to purchase 20,000 shares of the Company’s Common Stock on an annual basis. Each option granted to directors under the Stock Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; the option will vest monthly, and will be fully vested one year from the grant date; the option may be exercised only while the Outside Director remains a director or within ninety days after the date he or she ceases to be a director or service provider of the Company; upon a proposed liquidation or dissolution of the Company, the option will terminate immediately prior to such action; and, in the event of a merger or sale of substantially all of the Company’s assets, the option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the Stock Plan, subject to any required stockholder approval.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     The Company entered into an Executive Employee Agreement with Ronald Croen, dated as of January 1, 2003. Mr. Croen resigned as President and Chief Executive Officer of the Company in April 2003, when his successor was appointed, at which point the agreement terminated. The agreement had a term of up to one year, and provided that Mr. Croen would continue to serve as President and Chief Executive Officer until his successor was selected. The agreement provided that Mr. Croen will serve as Chairman of the Board until he voluntarily resigns or until the Board elects another director as Chairman. Additionally, the agreement provided that Mr. Croen will continue to serve as a member of the Board until he either voluntarily resigns or is not reelected as a member because the Board does not nominate him on the slate of directors in connection with an annual meeting. The agreement provided for a base annual salary of $250,000 for 2003, and for an option to purchase up to 160,000 shares of Common Stock, subject to a four-year vesting schedule. The agreement also provided for an option to purchase up to an additional 150,000 shares of Common Stock, the vesting of which accelerated in full as a result of

Mr. Croen recruiting Mr. Berger to become CEO. Furthermore, the agreement provided for an option to purchase up to an additional 50,000 shares of Common Stock (the “Performance Option”), which option was subject to a two-year vesting schedule, with vesting to be accelerated if certain operating income and revenue metrics were achieved. The agreement also provided that, while an employee, Mr. Croen was eligible for an annual target cash bonus of $125,000, with actual payments ranging from zero to up to $187,500, based on the achievement of certain performance metrics. The agreement also provided for certain severance benefits, which resulted in Mr. Croen being paid a lump sum severance payment in the amount of $250,000. As a result of Mr. Croen’s recruitment of Mr. Berger, pursuant to the agreement, Mr. Croen also was paid a lump sum bonus of $100,000 for recruiting Mr. Berger.

     The Company entered into an Executive Employee Agreement with Charles Berger, effective March 31, 2003. The agreement provides that Mr. Berger will serve as President and Chief Executive Officer of the Company for a one-year term, with such term to be extended upon mutual agreement of the Company and Mr. Berger. The agreement further provides that Mr. Berger will be elected to the Board. The agreement provides for a base annual salary of $275,000, and an option to purchase up to 900,000 shares of Common Stock, which option vested as to 25% of the shares on his one-year anniversary with the company, and vests monthly thereafter over three years. The agreement also provides for an additional option to purchase up to 300,000 shares of Common Stock, which option vests as to 112,500 shares 18 months after the commencement of Mr. Berger’s employment of the Company and monthly thereafter over 30 months, subject to acceleration should the Company meet certain performance standards. The agreement also provides that, while an employee, Mr. Berger is eligible for an annual target cash bonus of $137,500. The actual bonus payout may range from 0% to 150% of such amount (provided that a cash bonus of no less than $101,336 is guaranteed for 2003), based on Mr. Berger’s achievement of certain performance criteria as agreed upon by the Board and Mr. Berger. The agreement provides for certain benefits in the event of a “Change in Control” of the Company (as defined in the agreement). In the event of a Change of Control, if Mr. Berger is terminated by a successor corporation without “Good Cause” or resigns for “Good Reason” (each as defined in the agreement) within twelve months following such Change in Control, 50% of Mr. Berger’s unvested options will vest upon the date of termination. If such termination occurs after 36 months of employment, 100% of any unvested options granted in 2003 will vest upon the date of termination. The agreement also provides for certain severance benefits arising out of the termination of Mr. Berger’s employment, such that, upon either nonrenewal of the agreement by the Company, termination of Mr. Berger by the Company without Good Cause, or termination by Mr. Berger for Good Reason, Mr. Berger is entitled to such severance benefits. Such severance benefits include the payment of a sum equal to twelve months of Mr. Berger’s current base salary, and a sum equal to Mr. Berger’s unpaid earned or guaranteed, whichever is higher, bonus for 2003. Such severance benefits also include continuation of coverage under the Company’s benefit plans for twelve months from the date of termination or, alternatively, reimbursement for all premiums paid by Mr. Berger to maintain health coverage under COBRA for twelve months from the date of termination. Furthermore, in the event of any such nonrenewal or termination, Mr. Berger’s options are to vest as to 1/48(th) of the options for each month of employment and vesting of any of the non-vested options, on the date of non-renewal or termination, will accelerate by 12 months.

     See “Security Ownership – Change-in-Control Arrangements” below for a discussion of certain change-in-control arrangements applicable to the Company’s executive officers, including Mr. Berger.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Company are Mr. Quigley and Mr. Herzig. Neither of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. During the Last Fiscal Year, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Required Vote

     If a quorum is present and voting, the three nominees for director receiving the highest number of votes will be elected to the Board. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “Information Concerning Solicitation and Voting—Quorum; Voting” above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte & Touche”), independent auditors, to audit the financial statements of the Company for its 2004 fiscal year. The Board has ratified this appointment. Deloitte & Touche has audited the Company’s financial statements since the Company’s 2002 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. In the event of a negative vote on ratification of Deloitte & Touche, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests.

Fees paid to Deloitte & Touche LLP

     The following table sets forth the aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit services rendered in connection with the consolidated financial statements and reports of the Company for the Last Fiscal Year and for other services rendered during 2003 and 2002 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services.

Fee Category	Fiscal 2003	% of Total	Fiscal 2002	% of Total
Audit Fees	$462,621	43	$433,000	65

Audit Related Fees	27,310	3	18,000	3

Tax Fees	585,063	53	195,115	29

All Other Fees	10,500	1	17,280	3

Total Fees	$1,085,494	100	$663,395	100

      Audit Fees:    Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the Company’s interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

     Audit-Related Fees:    Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include attest services that are not required by statute or regulation, consultations concerning financial accounting transactions and reporting standards, and consents related to SEC and other registration statements.

     Tax Fees:    Consist of tax planning, compliance and preparation services. Tax compliance and preparation consist of professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, transfer price studies and assistance with customs and duties audits.

     All Other Fees:    Consist of fees for all services other than those described above. These services include workshop seminars and subscriptions for research services.

     All services falling under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

     Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. The independent auditors and management are required to periodically report to the Audit Committee with respect to the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for such services. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any approvals to the Audit Committee at the next scheduled meeting.

Required Vote

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2004. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

OTHER INFORMATION

Executive Officers

     The Company’s executive officers, and their ages and positions with the Company, as of April 30, 2004, are as follows:

Name	Age	Position
Charles Berger	50	President and Chief Executive Officer
Karen Blasing	47	Vice President and Chief Financial Officer
Rodwin Hamlin	38	Senior Vice President of Global Sales and Services
Eng Yew Lee	43	Vice President, Technical Services
Douglas Clark Neilsson	56	Vice President, Secretary and General Counsel
Douglas Sharp	44	Vice President, Engineering
Lynda Kate Smith	42	Vice President and Chief Marketing Officer
Donna Allen Taylor	59	Vice President, Human Resources and Chief People Officer

     For information about Charles Berger, see “Election of Directors — Information Regarding Nominees and Other Directors” above.

     Karen Blasing has served as Vice President and Chief Financial Officer since April 2002. She joined Nuance from Counterpane Internet Security, Inc., where she served as Vice President and Chief Financial Officer from May 2000 to April 2002. Ms. Blasing worked at Informix Corporation (now Ascential Corp.) from November 1992 to April 2000. During her eight year tenure at Informix, she held a number of senior management positions, including Vice President, Corporate Business Development, Finance, Vice President, Corporate Controller and Director of Financial Planning and Reporting. She holds a B.A. in Economics and a B.A. in Business Administration and Finance from the University of Montana and an M.B.A. from the University of Washington.

     Rodwin Hamlin has served as Senior Vice President of Global Sales and Services since September 2002. Prior to joining Nuance, he held the position of Executive Vice President of Sales at ViAir, Inc., a wireless web applications infrastructure company, from October 2000 to June 2002. Mr. Hamlin was Vice President of Business Development and International Operations at FreeI Networks, Inc., an internet service provider, from 1999 to October 2000. He held the position of Vice President Worldwide Channel Sales at Onyx Software Corporation, a global supplier of customer relationship management enterprise applications, from 1996 to 1999. Mr. Hamlin was Director of Business Development and International Sales for FileNET Corporation, a provider of Web content management solutions, from 1995 to 1996. He began his career at IBM in 1988. He holds an M.B.A. from Seattle University and a B.A. from Pacific Lutheran University.

     Eng Yew Lee has served as Vice President, Technical Services since February 2000. From 1998 to February 2000, he served as the Company’s Director of Technical Services. From 1995 to 1998, he served as Director of Server Technologies Support at Oracle Corporation. From 1989 to 1994, Mr. Lee held a variety of manager positions with Oracle in the United States and the United Kingdom. He holds an M.S. in Business Systems Analysis and Design from the City University of London, England, and a B.S. from London University.

     Douglas Clark Neilsson has served as Vice President, Secretary and General Counsel since January 2004. In 2003, Mr. Neilsson was in private practice in the Silicon Valley, providing legal services to private and public companies. During 2001 and 2002, he served as Special Counsel at the Palo Alto, California office of Gray Cary & Freidenrich. From 1979 through 2000, Mr. Neilsson was in private practice in the Silicon Valley, including over ten years as a partner in the San Jose, California office of Gibson Dunn & Crutcher, and acted as General Counsel for two public companies. He received a B.A. from UCLA and a J.D. from the UCLA School of Law.

     Douglas Sharp has served as Vice President of Engineering since May 2003. Previously, he was the Company’s Vice President of Software Engineering from January 1999 to May 2003. Prior to joining the Company in 1988, he held key positions in AT&T Research’s Speech Processing Software & Technology Research Group, Bell Labs Research, and Nortel’s Speech Recognition Research Groups. With more than 15 years experience in interactive voice technologies for telecommunications, Mr. Sharp has been granted four speech technology patents. He holds a Bachelors in Mathematics, with a minor in Computer Science, from McGill University.

     Lynda Kate Smith has served as Vice President and Chief Marketing Officer since December 2001. From 1998 to December 2001, she served as Vice President of Worldwide Marketing at Genesys (a subsidiary of Alcatel) and as a member of the company’s executive committee. From 1996 to 1998, Ms. Smith worked with Lockheed Martin Telecommunications and American Eurocopter, a joint venture between Daimler Benz and Aerospatiale. She holds an M.B.A. from the University of Pennsylvania’s Wharton School of Business and a B.A. from Simpson College.

     Donna Allen Taylor has served as Vice President, Human Resources and Chief People Officer since January 2000. From 1996 to December 1999, she served as Vice President of Human Resources of The Vantive Corporation, a worldwide customer asset management applications software company. From 1995 to 1996, she served as a senior consultant of Post Associates, an organizational consulting firm. From September 1993 to September 1995, she served as a Corporate Human Resources Director of Intel Corporation. Prior to that position, Ms. Taylor held several senior Human Resource management positions with various divisions of Digital Equipment Corporation, a computer hardware, software and services company. She holds a B.F.A. from Kansas University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

     The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s Common Stock, as of May 28, 2004 (except as specifically noted otherwise), by (i) each person or entity owning beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers (as defined below in the section entitled “Executive Officer Compensation — Summary Compensation”), (iii) each of the Company’s directors, and (iv) all of the Company’s directors and executive officers as a group.

     Beneficial ownership is determined under the rules of the SEC, and generally includes voting or investment power with respect to the applicable securities. Except as otherwise indicated, and subject to applicable community property laws, to the Company’s knowledge, the persons named below have sole voting and investment power with respect to all shares of Common Stock held by them. For the purposes of calculating the percentage ownership, as of May 28, 2004, 35,517,685 shares of the Common Stock were issued and outstanding. Shares of Common Stock subject to options or warrants that were exercisable as of May 28, 2004, or within 60 days of March 31, 2004, are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders:
SRI International (1)	2,335,580	6.6%
333 Ravenswood Avenue
Menlo Park, California 94025
Cisco Systems, Inc. (2)	1,935,000	5.4%
170 West Tasman Drive
San Jose, California 95134
Chilton Investment Co, Inc. (3)	1,829,500	5.2%
1266 East Main Street 7th floor
Stamford, Connecticut 06902

Name of Beneficial Owner
Directors and Named Executive Officers:
Ronald Croen (4)	1,174,400	3.2%
Curtis Carlson (5)	59,999	*
Vinton Cerf (6)	79,999	*
Irwin Federman (7)	99,999	*
Alan Herzig (8)	161,332	*
Gary Morgenthaler (9)	146,418	*
Philip Quigley (10)	136,999	*
Charles Berger (11)	259,208	*
Karen Blasing (12)	67,500	*
Rodwin Hamlin (13)	82,000	*

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Eng-Yew Lee (14)	164,999	*
Douglas Clark Neilsson	--
Douglas Sharp (15)	69,688	*
Lynda Kate Smith (16)	108,770	*
Donna Allen Taylor (17)	194,397	*
All directors and executive officers as a group
(15 persons)(18)	2,805,708	7.4%

__________________

* Less than 1%

(1)

Consists of shares held by Technology Venture Management, a wholly-owned subsidiary of SRI. The Board of Directors of SRI has voting and dispositive authority with respect to the shares held by Technology Venture Management. From time to time, the Board of Directors of SRI delegates such voting and dispositive authority to Samuel Armacost, Curtis Carlson, one of the Company’s directors, and Alan Herzig, one of the Company’s directors. Each of these individuals disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(2)	These shares are held by Coastdock & Co. The Board of Directors of Cisco Systems has voting and dispositive authority with respect to the shares held by Coastdock & Co.

(3)	This ownership information is as of December 31, 2003, and was obtained from a Schedule 13G filed with the SEC by Chilton Investments on February 13, 2004.

(4)	Includes 330,333 shares held by Mr. Croen and 844,067 shares subject to options exercisable within 60 days of March 31, 2004.

(5)	All shares subject to options exercisable within 60 days of March 31, 2004.

(6)	All shares subject to options exercisable within 60 days of March 31, 2004.

(7)	Includes 40,000 shares held by Mr. Federman and 59,999 shares subject to options exercisable within 60 days of March 31, 2004.

(8)	Includes 72,333 shares held by Mr. Herzig, 4,000 shares held by the Herzig Family Foundation and 84,999 shares subject to options exercisable within 60 days of March 31, 2004.

(9)	Includes 42,385 shares held by Mr. Morganthaler, 44,034 shares held by the Morgenthaler Family Partnership and 59,999 shares subject to options exercisable within 60 days of March 31, 2004.

(10)	Includes 7,000 shares held by Philip J & Teresa Quigley Family Trust and 129,999 subject to options exercisable within 60 days of March 31, 2004.

(11)	Includes 4,000 shares held by Mr. Berger and 255,208 shares subject to options exercisable within 60 days of March 31, 2004.

(12)	All shares subject to options exercisable within 60 days of March 31, 2004.

(13)	Includes 2,000 shares held by Mr. Hamlin and 80,000 shares subject to options exercisable within days of March 31, 2004.

(14)	Includes 8,024 shares held by Eng Yew Lee, 39,683 shares held by Eng Yew Lee Trust, and 117,292 shares subject to options exercisable within 60 days of March 31, 2004.

(15)	Includes 4000 shares held by Mr. Sharp and 65,688 shares subject to options exercisable within 60 days of March 31, 2004.

(16)	Includes 2,000 shares held by Ms. Smith and 106,770 shares subject to options exercisable within 60 days of March 31, 2004.

(17)	Includes 14,085 shares held by Ms. Taylor and 180,312 shares subject to options exercisable within 60 days of March 31, 2004.

(18)	Includes 2,191,812 shares subject to options exercisable within 60 days of March 31, 2004.

Change in Control Arrangements

     The Company has entered into stock option agreements with all of its executive officers which provide that, in the event the executive officer is constructively terminated or terminated without cause within one year following a change of control, the officer will receive accelerated vesting of 50% of all of the officer’s then unvested options, provided that the officer has also been employed with the Company for at least one year prior to any change of control.

     The stock option agreements entered into with Donna Allen Taylor, the Company’s Vice President, Human Resources and Chief People Officer, and Douglas Clark Neilsson, the Company’s Vice President, Secretary and General Counsel, also provide that, even if such officer is not employed for one year prior to any Change of Control (as defined in the agreement) and is involuntarily terminated following the Change of Control, the vesting schedule of these options will be changed from 25% after one year and 1/48 per month thereafter to 1/48 per month from the original vesting commencement date. In the case of Mr. Neilsson, if such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.

     Pursuant to the Berger Employment Agreement, Mr. Berger is entitled to certain benefits in the event of a Change in Control of the Company. If Mr. Berger is terminated by a successor corporation Without Cause, or if Mr. Berger resigns for Good Reason within twelve months following a Change in Control, 50% of his unvested options will vest immediately. If such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately. Each capitalized term used in this paragraph shall have the meaning given such term in Mr. Berger’s Employment Agreement.

Equity Compensation Plan Information

     The following table provides information, as of December 31, 2003, about Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of the Board under all of our existing equity compensation plans, including the 1994 Flexible Stock Incentive Plan, 1998 Stock Plan, 2000 Employee Stock Purchase Plan (“ESPP”), 2000 Stock Plan, and 2001 Nonstatutory Stock Option Plan:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options (#)(a)		Per Share Weighted Average Exercise Price Outstanding Options ($)(b)	Number of Shares Remaining Available for Future Issuancce Under Equity Compensation Plan (Excluding Shares Reflected in Column (a))(#)(c)
Equity compensation plans	1994 plan	121,956	$1.21	--
approved by stockholders	1998 plan	2,214,652	$9.95	1,005,446
	2000 plan	5,978,752	$6.34	2,329,226
	ESPP	1,817,957	$5.25	1,172,825

Equity compensation plans not
approved by stockholders	2001 plan	1,207,742	$3.49	138,778

Total	All plans:	11,341,059	$6.51	4,649,692

     The Company’s 2000 Stock Plan provides that the number of shares of Common Stock reserved under the plan will automatically be increased on the first day of each year, beginning in 2001, in an amount equal to the lesser of (a) 4,000,000 shares, (b) 6% of the number of shares of Common Stock outstanding on the last day of the preceding year, or (c) any lesser amount determined by the Board. The ESPP provides that the number of shares of Common Stock reserved under the plan will automatically be increased on the first day of each year, beginning in 2001, in an amount equal to (a) 1,500,000 shares, (b) 2% of the number of shares of Common Stock outstanding on the last day of the preceding year, or (c) any lesser amount determined by the Board.

     A description of the Company’s 2001 Nonstatutory Stock Option Plan is set forth on Page F-22 of the footnotes to the Company’s Consolidated Financials Statements for its Last Fiscal Year, which are a part of the Company’s Annual Report on Form 10-K for that year.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation

     The following table shows information concerning compensation paid for services to the Company during the Last Fiscal Year as to any person serving as Chief Executive Officer during the Last Fiscal Year and as to each of the four other most highly compensated executive officers whose salary plus bonus exceed $100,000 (each a “Named Executive Officer”, and together the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation	All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#) (6)	($) (7)
Charles Berger (1)	2003	207,291	140,239	1,200,000	7,571
President and	2002	--	--	--	--
Executive Officer	2001	--	--	--	--
Ronald Croen (2)	2003	88,343	56,378	360,000	352,215
Former President and	2002	275,000	123,750	40,000	5,193
Chief Executive Officer	2001	250,000	72,813	200,000	4,304
Rodwin Hamlin (3)	2003	225,000	161,075	--	3,095
Senior Vice President of Global Sales and	2002	225,000	150,000	240,000	3,095
Services	2001	--	--	--	--
Karen Blasing (4)	2003	220,000	92,246	30,000	5,824
Vice President and	2002	165,000	77,000	150,000	5,824
Chief Financial Office	2001	--	--	--	--
Lynda K. Smith (5)	2003	200,000	84,560	100,000	5,843
Vice President, Marketing	2002	200,000	60,000	--	4,700
	2001	--	--	--	--
Donna Allen Taylor	2003	200,000	84,560	45,000	2,959
Vice President,	2002	196,250	60,568	60,000	2,959
Human Resources	2001	185,000	40,341	30,000	3,197

______________________________

(1)	Mr. Berger became an executive officer of the Company in April 2003.

(2)	Mr. Croen ceased to be an executive officer of the Company in April 2003.

(3)	Mr. Hamlin became an executive officer of the Company in August 2002.

(4)	Ms. Blasing became an executive officer of the Company in April, 2002.

(5)	Ms. Smith became an executive officer of the Company in January 2001.

(6)	Number of shares of Common Stock underlying options.

(7)	Consists of premiums paid by the Company for medical, dental, vision and life insurance.

(8)	Includes $250,000 severance payment and $100,000 bonus to recruit Mr. Berger.

Stock Option Grants and Exercises

     The following table shows, as to each Named Executive Officer, information concerning stock options granted during the Last Fiscal Year. The exercise price of each option is equal to the fair market value of the Company’s common stock on the date of grant. Except as otherwise specified in the section titled “Election of Directors — Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” and subject to acceleration of vesting as specified in that section, each option vests as to 25% of the shares after one year from the vesting commencement date and monthly over three years thereafter. The options have a maximum term of ten years from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. The percentage of total options granted is based on an aggregate of approximately 3,233,000 option shares granted to the Company’s employees during 2003.

     The table sets forth hypothetical gains or “option spreads” that would exist for the options at the end of their respective 10-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the option terms. These assumed rates are mandated by the rules of the SEC, and do not represent the Company’s prediction of its stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock.

Option Grants During Last Fiscal Year

		Individual Grants
Name	Number of Securities underlying Options Granted	% of Total Options Granted in Last Fiscal Year	Per Share Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Option Term 5%($) 10%($)
Charles Berger	1,200,000	37.12%	2.18	03/31/13	1,645,188	4,169,230
President and Chief
Executive Officer
Ronald Croen	360,000	11.14%	2.65	01/13/13	599,965	1,520,430
Former President and
Chief Executive Officer
Rodwin Hamlin	--	--	--	--	--	--
Senior Vice President of
Global Sales and Services
Karen Blasing	30,000	0.93%	2.43	02/06/13	45,846	116,184
Vice President,
Chief Financial Officer
Lynda Kate Smith	100,000	3.09%	2.43	02/06/13	152,821	387,279
Vice President, Marketing
Donna Allen Taylor	45,000	1.39%	2.43	02/06/13	68,770	174,276
Vice President,
Human Resources

     The following table shows, as to each Named Executive Officer, information concerning stock options exercised during the Last Fiscal Year. The values represent the difference between the aggregate fair market value of a share of the Company’s common stock, based on the closing price of the Company’s common stock on December 31, 2003, of $7.64 per share, and the exercise price per share, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Aggregate Option Exercises In 2003 and Year-End Option Values

	Shares Acquired	Value	Number of Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles Berger	--	--	--	1,200,000	--	$6,552,000
President and
Chief Executive Officer
Ronald Croen	--	--	798,235	221,765	$1,440,086	$577,514
Former President and Chief
Executive Officer
Rodwin Hamlin	15,000	$92,473	65,000	175,000	$234,500	$820,750
Senior Vice President of
Global Sales and Services
Karen Blasing	20,000	$72,633	42,500	137,500	$51,975	$404,625
Vice President,
Chief Financial Officer
Lynda K. Smith	--	--	62,500	162,500	--	$521,000
Vice President, Marketing
Donna Allen Taylor	--	--	156,875	118,125	$171,900	$355,575
Vice President,
Human Resources

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a description of transactions since the beginning of the Last Fiscal Year, or any currently proposed transaction, to which the Company has been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest.

     The Company has entered into indemnification agreements with all of its existing executive officers and directors and plans to enter into an indemnification agreement with each of its new executive officers and directors. The Company also maintains directors’ and officers’ liability insurance under which directors and officers are insured against loss as a result of claims brought against them for acts in such capacities.

     The Company has entered certain agreements with its executive officers providing for the acceleration of vesting, in certain circumstances, of the officers’ options upon a change of control of the Company. See “Election of Directors — Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

     The Company entered into employment agreements, in the Last Fiscal Year, with Ronald Croen, the Company’s former President and Chief Executive Officer, and with Charles Berger, the Company’s present President and Chief Executive Officer. See “Election of Directors — Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

     Philip Quigley, a director of the Company and a member of the Audit Committee and Compensation Committee, is also on the Board of Directors at Wells Fargo, one the Company’s customers. The Company generated $840,000 in license, professional services and technical support revenues from Wells Fargo in the year ended December 31, 2003. The Company believes that the terms of its agreements with Wells Fargo were entered into in the normal course of its business, were negotiated on an arms-length basis, and are not materially more favorable, taken as a whole, to Wells Fargo than the terms of similar agreements generally entered into between the Company and its other customers.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Report of the Compensation Committee, Report of the Audit Committee and Performance Graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company with the SEC under those statutes.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the general compensation policies and programs of the Company, as well as the compensation plans and specific compensation levels for all of the Company’s executive officers, including the Company’s Chief Executive Officer, whose compensation is also subject to the additional approval of the Company’s Board of Directors. It also administers the Company’s employee stock benefit plans for all of the Company’s executive officers, including the Chief Executive Officer, and with respect to each grant of options or securities to any employee in excess of 50,000 shares. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships, each as defined by the Securities and Exchange Commission and NASDAQ.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the “Executive Officers”), should be influenced by the Company’s performance. The Compensation Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company’s financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer’s area of responsibility, (iii) the achievement of the Company’s financial objectives for the year, particularly revenue, in the case of bonuses, and (iv) the salaries and bonuses of executive officers in similar positions at similarly-sized technology companies. The Compensation Committee believes that the salaries and bonuses of the Executive Officers in 2003 were comparable to those of similarly-sized technology businesses.

     In addition to salary and bonus, the Compensation Committee, from time to time, grants options to purchase Common Stock to Executive Officers. The Compensation Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence the Company’s long-term growth and profitability.

     Our Chief Executive Officer, Charles Berger, joined the Company in March 2003. His initial compensation arrangements were weighted toward equity incentives, in the form of stock options, rather than toward salary and cash bonuses, to more closely align his compensation with the performance of our Common Stock. Consistent with this goal, his salary for 2004 remains at $275,000 and his cash bonus for 2004 is based on the Company achieving certain revenue and income objectives for the year. Under his cash bonus arrangement, if the Company achieves at least 80% of its revenue or income objectives, or both, for the year, he will be entitled to between $27,500 and $206,250, based on the percentage of such revenue and income objectives actually achieved. Mr. Berger was not granted any additional options in early 2004, when the Company made its annual grants to selected Executive Officers.

Compensation Committee of the Board of Directors

Alan Herzig Philip Quigley

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company’s Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. The Audit Committee is governed by a written charter first adopted and approved by the Board of Directors in January 2000, and was last amended in November 2002. Each of the members of the Audit Committee is independent, as defined by Rule 4200(a)(15) of NASDAQ’s listing standards.

     The responsibilities of the Audit Committee include appointing, compensating and overseeing the work of the Company’s independent accountants. The Audit Committee also, as appropriate, engages in the following activities, and, in that process, consults with Company management and its independent accountant concerning such activities:

•	Review on a continuing basis the adequacy of the Company’s system of internal controls;

•	Pre-approving audit and non-audit services by the independent auditors;

•	Reviewing the Company’s external audit and the annual audited financial statements and quarterly unaudited financial statements;

•	Reviewing, approving and monitoring the Company’s code of business conduct and ethics and standards of business conduct; and

•	Reviewing legal matters, compliance with employee benefit plans, and related party transactions.

     The Audit Committee is responsible for recommending to the Board of Directors that the Company’s financial statements be included in the Company’s annual report. The Audit Committee took a number of steps in making this recommendation for 2003. First, the Audit Committee discussed throughout 2003 with Deloitte & Touche LLP, the Company’s independent auditors for 2003, those matters Deloitte & Touche LLP communicated to the Audit Committee pursuant to Statement on Auditing Standards Board Standard No. 61, as amended (“Communications with Audit Committees”), including information concerning the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and received a letter from Deloitte & Touche LLP regarding independence as required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). This discussion and disclosure informed the Audit Committee of Deloitte & Touche LLP’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company’s management and Deloitte & Touche LLP, as appropriate, the Company’s audited consolidated balance sheets at December 31, 2003 and 2002, and consolidated statements of income, cash flows and stockholders’ equity for the three years ended December 31, 2003. Based on the discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s Annual Report on Form 10-K include such financial statements.

Audit Committee

Irwin Federman Alan Herzig Phil Quigley

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Common Stock with the cumulative total return of the NASDAQ Stock Market Index (“NASDAQ Index”) and the SIC Code Index for the Prepackaged Software Industry (the “SIC Code Index”). The graph assumes that $100 was invested on April 13, 2000, the date of the Company’s initial public offering, in the Common Stock, the NASDAQ Index and the SIC Code Index, including reinvestment of dividends. No dividends have been declared or paid on the Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

	04/13/00	12/31/00	12/31/01	12/31/02	12/31/03
Nuance Communications, Inc.	100.00	127.07	26.81	7.31	22.51
SIC Code Index	100.00	71.11	62.33	43.86	53.77
NASDAQ Market Index	100.00	67.14	53.26	36.82	55.06

ANNUAL REPORT

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2003, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO NUANCE COMMUNICATIONS, INC., 1380 WILLOW STREET, MENLO PARK, CALIFORNIA, 94025, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT IS ALSO AVAILABLE AT WWW.NUANCE.COM.

OTHER MATTERS

     The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed Proxy in the envelope which has been enclosed or vote by telephone or via the Internet, as instructed on the Proxy.

                      THE BOARD OF DIRECTORS

Menlo Park, California
Dated: June 25, 2004

C/O MELLON INVESTORS 235 MONTGOMERY STREET 23rd FLOOR SAN FRANCISCO, CA 94104

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 21, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 21, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nuance Communications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NUCOMM	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NUANCE COMMUNICATIONS, INC.

The Directors recommend a vote “FOR” items 1 and 2.

Vote On Directors

1.	The election of the following persons as			For	Withhold	For All	To withhold authority to vote, mark “For All
	Class I directors of the Company to serve			All	All	Except	Except” and write the nominee’s number
	for a term of three years and until their						on the line below.
successors shall be duly elected and qualified.
				O	O	O
	Nominees:	01)	Vinton Cerf				__________________________________________
		02)	Ronald Croen
		03)	Irwin Federman

Vote On Proposal		For	Against	Abstain

2.	To ratify the appointment by the Company of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.	O	O	O

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted in accordance with the specification made by the undersigned stockholder(s). If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposal 2, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.

Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NUANCE COMMUNICATIONS, INC.

Annual Meeting of Stockholders - July 22, 2004

The undersigned stockholder of Nuance Communications, Inc., a Delaware Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 21, 2004, and the 2003 Annual
Report to Stockholders (which has been provided in the form of the Company’s Form 10-K for the fiscal year ended
December 31, 2003), and appoints Chuck Berger and Karen Blasing, or either of them, as the proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held on
Thursday, July 22, 2004, at 11:30 A.M. (Pacific Daylight Time), at the Company’s headquarters, 1005 Hamilton Court, Menlo
Park, California 94025, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS
PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continue and to be signed on reverse side.)